Filed Pursuant to Rule 424(b)(3)
Registration No. 333-140887

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

SUPPLEMENT NO. 3 DATED APRIL 10, 2008

TO THE PROSPECTUS DATED JANUARY 4, 2008

This Supplement No. 3 supplements, and should be read in conjunction with, the prospectus of Behringer Harvard Opportunity REIT II, Inc. dated January 4, 2008, Supplement No. 1 dated April 1, 2008 and Supplement No. 2 dated April 4, 2008. Unless otherwise defined in this Supplement No. 3, capitalized terms used in this Supplement No. 3 shall have the same meanings as set forth in the prospectus.

Status of the Offering

We commenced the initial public offering of shares of our common stock on January 21, 2008. We have accepted investors’ subscriptions to this offering received through April 7, 2008 and issued approximately 360,000 shares of our common stock, with gross proceeds of approximately $3.6 million distributed to us.

Prospectus Summary

Behringer Harvard Affiliates

The chart in the “Prospectus Summary — Behringer Harvard Affiliates” section on page 11 of the prospectus is superseded in its entirety as follows:

Robert M. Behringer
(our Chief Executive Officer and Chairman of the Board)
Behringer Harvard Holdings, LLC(1)
100%
Harvard Property Trust, LLC
100%
Behringer Harvard Partners, LLC
100%
IMS, LLC
0.1%
99.9%
0.1%
99.9%
100%
Behringer Harvard Opportunity Advisors II LP
(our advisor)
Behringer Securities LP
(our dealer manager)
Behringer Harvard Opportunity II Management Services, LLC
(our property manager)
Behringer Harvard Opportunity REIT II, Inc.(2)
100%
100%
BHO II, Inc.
(sole general partner of our operating partnership)
BHO Business Trust II
(sole limited partner of our operating partnership)
0.1%
99.9%
Behringer Harvard Opportunity OP II LP
(our operating partnership)

(1)     Robert M. Behringer, our Chief Executive Officer and Chairman of the Board, controls the disposition of approximately 40% of the outstanding limited liability company interests and the voting of 85% of the outstanding limited liability company interests of Behringer Harvard Holdings.

(2)     Behringer Harvard Holdings currently owns all 22,471 shares of our issued and outstanding common stock and all 1,000 shares of our issued and outstanding convertible stock.  The convertible stock is convertible into common shares in certain circumstances.  However, the actual number of shares of common stock issuable upon conversion of the convertible stock is indeterminable at this time.

Compensation to Our Advisor and Its Affiliates

The information with respect to the Dealer Manager Fee in the “Prospectus Summary — Compensation to Our Advisor and Its Affiliates” section on page 13 of the prospectus and all similar information appearing throughout the prospectus, including in the “Management — Management Compensation” section on page 96 of the prospectus is superseded in its entirety as follows:

Up to 2.5% of gross offering proceeds before reallowance to participating broker-dealers.  Pursuant to separately negotiated agreements, Behringer Securities may reallow a portion of its dealer manager fee in an aggregate amount up to 2% of gross offering proceeds to broker-dealers participating in the offering; provided, however, that Behringer Securities may reallow, in the aggregate, no more than 1.5% of gross offering proceeds for marketing fees and expenses, conference fees and non-itemized, non-invoiced due diligence efforts and no more than 0.5% of gross offering proceeds for out-of-pocket and bona fide, separately invoiced due diligence expenses incurred as fees, costs or other expenses from third parties.  Further, in special cases pursuant to separately negotiated agreements and subject to applicable FINRA limitations, Behringer Securities may use a portion of the dealer manager fee to reimburse certain broker-dealers participating in the offering for technology costs and expenses associated with the offering and costs and expenses associated with the facilitation of the marketing and ownership of our shares by such broker-dealers’ customers.  No dealer manager fee will be paid for sales under the distribution reinvestment plan.

Questions and Answers About This Offering

The answer to the question “Who is the transfer agent?”, which appears on page 31 of the prospectus, is superseded in its entirety as follows:

DST Systems, Inc. is our transfer agent.  Its address is:

DST Systems, Inc.

430 West 7th Street

Kansas City, Missouri 64105

To ensure that any account changes are made promptly and accurately, all changes including your address, ownership type and distribution mailing address should be directed to the transfer agent.

Management

Companies Affiliated with Our Advisor

Property Manager

The following information supplements the discussion in the “Management — Companies Affiliated with our Advisor” section beginning on page 93 of the prospectus:

On March 3, 2008 BHO Management became a wholly owned subsidiary of IMS, LLC after HPT Management Services LP transferred its 100% ownership interest in BHO Management to IMS.  As of March 25, 2008, our property manager’s name has been changed to Behringer Harvard Opportunity II Management Services, LLC.  In all instances in the prospectus where we refer to BHO Management, we are referring to Behringer Harvard Opportunity II Management Services, LLC.

Plan of Distribution

Compensation We Will Pay for the Sale of Our Shares

The information contained in paragraphs two and three in the “Plan of Distribution — Compensation We Will Pay for the Sale of Our Shares” section on page 182 of the prospectus is superseded in its entirety as follows:

Selling commissions payable with respect to the sale of shares may also be reduced down to zero (1) if the investor has engaged the services of a registered investment adviser or other financial advisor, or has agreed to such reduction with a participating broker-dealer’s representative, who will be paid other compensation by the investor for investment advisory services or other financial or investment advice (other than a registered investment adviser that is also registered as a broker-dealer who does not have a fixed or “wrap” fee feature or other asset fee arrangement with the investor) or (2) if the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department.  The net proceeds to us will not be affected by reducing the selling commissions payable in connection with such transactions.  Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment adviser or a bank trust department by a potential investor as an inducement for such investment adviser or a bank trust department to advise favorably for an investment in our shares.

Our dealer manager will authorize certain broker-dealers or authorized representatives who are members of FINRA to sell shares of our common stock.  In the event of the sale of shares by such broker-dealers, the dealer manager will reallow its selling commissions in the amount of up to 7.0% of the gross offering proceeds to such participating broker-dealers.  In addition, the dealer manager may, pursuant to separately negotiated agreements, reallow to broker-dealers participating in the offering a portion of its dealer manager fee, provided that the dealer manager may reallow, in the aggregate, no more than 1.5% of gross offering proceeds for marketing fees and expenses, conference fees and non-itemized, non-invoiced due diligence efforts, and no more than 0.5% of gross offering proceeds for out-of-pocket and bona fide, separately invoiced due diligence expenses incurred as fees, costs or expenses from third parties.  The amount of the reallowance will be commensurate with the participating broker-dealer’s level of marketing support, level of due diligence review and, when allowed, success of its sales efforts, each as compared to those of the other participating broker-dealers.  The amount of the reallowance and reimbursement for bona fide, separately invoiced due diligence expenses incurred under arrangements with third parties shall be limited to the amount so invoiced.  Further, our dealer manager may, in special cases pursuant to separately negotiated agreements and subject to applicable FINRA limitations, reimburse certain broker-dealers participating in the offering for technology costs and expenses associated with the offering and costs and expenses associated with the facilitation of the marketing and ownership of our shares by such broker-dealers’ customers.  These costs will be paid from the dealer manager fee. We will not pay selling commissions or dealer manager fees for sales under our distribution reinvestment plan.

Prior Performance Tables

The following information updates the information included in Table III with respect to Behringer Harvard REIT I, Inc. in Exhibit A on page A-10 of the prospectus:

The following corrections are noted to the column for the year 2006:  (i) source (on cash basis) from sales shows 21; the correct amount should be noted as “—”, and (ii) source (on cash basis) from return of capital is noted as “—”; the correct amount should be 21.

The information in Exhibit A on pages A-2 to A-9 and on page A-25 of the prospectus is superseded in its entirety as follows:

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS

This Table sets forth a summary of the experience of the sponsors of Prior Real Estate Programs that have closed offerings since January 1, 2004 and that have similar or identical investment objectives to Behringer Harvard Opportunity REIT II.  Information is provided with regard to the manner in which the proceeds of the offerings have been applied.  Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.  All figures are as of December 31, 2006.

	Behringer Harvard REIT I, Inc. – Initial Public Offering(1)		Behringer Harvard REIT I, Inc. –First Follow-on Offering(2)		Behringer Harvard Mid-Term Value Enhancement Fund I LP

Dollar amount offered	$880,000,000		$952,000,000		$440,000,000
Dollar amount raised	170,283,918	19.4%	825,855,046	86.7%	44,249,101	10.1%

Less offering expenses:
Selling commissions and discounts	15,817,836	9.3%	70,129,046	8.5%	4,130,083	9.3%
Organizational and offering expenses	4,226,272	2.5%	16,342,085	2.0%	1,106,317	2.5%
Marketing expenses	—	0.0%	—	0.0%	—	0.0%
Reserve for operations	—	0.0%	—	0.0%	—	0.0%
Other	—	0.0%	—	0.0%	—	0.0%

Amount available for investment	$150,239,810	88.2%	$739,383,916	89.5%	$39,012,701	88.2%

Acquisition costs:
Cash invested	$136,134,203	36.9%	$656,058,666	30.9%	$33,345,904	96.6%
Acquisition fees(4)	10,811,120	2.9%	57,879,603	2.7%	1,169,875	3.4%
Loan costs	3,294,486	0.9%	14,872,490	0.7%	—	0.0%
Proceeds from mortgage financing	218,383,153	59.2%	1,392,529,566	65.6%	—	0.0%

Total acquisition costs(8)	$368,622,962		$2,121,340,325		$34,515,779

Percent leveraged	59.2%		65.6%		0.0%

Date offering began	02/19/03		02/11/05		02/19/03

Length of offering (in months)	24		20		24

Months to invest 90% of amount available for investment (measured from date of offering)	28		22

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS (contd.)

	Behringer Harvard Short-Term Opportunity Fund I LP			Behringer Harvard Strategic Opportunity Fund I LP

Dollar amount offered	$110,000,000			$80,000,000
Dollar amount raised	109,244,460		99.3%	64,415,125	80.5%

Less offering expenses:
Selling commissions and discounts	9,734,375		8.9%	5,575,595	0.0%
Organizational and offering expenses	2,292,424		2.1%	1,040,229	1.6%
Marketing expenses	—		0.0%	—	0.0%
Reserve for operations	—		0.0%	—	0.0%
Other	—		0.0%	—	0.0%

Amount available for investment	$97,217,661		89.0%	$57,799,301	89.7%

Acquisition costs:
Cash invested	$80,985,258		35.8%	$45,842,475	34.4%
Acquisition fees(4)	6,331,590		3.4%	3,492,674	2.6%
Loan costs	3,485,785	(5)	1.5%	757,118	0.6%
Proceeds from mortgage financing	135,304,015	(6)(7)	59.8%	83,332,606	62.5%

Total acquisition costs(8)	$226,106,647			$133,424,873

Percent leveraged	59.8%			62.5%

Date offering began	02/19/03			01/20/05

Length of offering (in months)	24			14

Months to invest 90% of amount available for investment (measured from date of offering)	39

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS (contd.)

	Behringer Harvard Minnesota Center TIC I, LLC			Behringer Harvard Enclave S LP			Behringer Harvard Beau Terre S, LLC

Dollar amount offered	$16,500,000			$12,100,000			$17,800,000
Dollar amount raised	14,056,902		85.2%	7,706,156		63.7%	17,622,000		99.0%

Less offering expenses:
Selling commissions and discounts	1,280,106		9.1%	732,085		9.5%	1,557,730		8.8%
Organizational and offering expenses	—		0.0%	—		0.0%	—		0.0%
Marketing expenses	—		0.0%	—		0.0%	—		0.0%
Reserve for operations	1,363,094	(3)	9.7%	182,464	(3)	2.4%	3,132,674	(3)	17.8%
Other	—		0.0%	—		0.0%	—		0.0%

Amount available for investment	$11,413,703		81.2%	$6,791,607		88.1%	$12,931,596		73.4%

Acquisition costs:
Cash invested	$12,769,283		32.2%	$6,132,833		30.0%	$15,070,205		21.7%
Acquisition fees(4)	1,287,619		3.2%	1,573,323		7.7%	2,551,795		4.6%
Loan costs	—		0.0%	—		0.0%	—		0.0%
Proceeds from mortgage financing	25,659,752		64.6%	12,737,446		62.3%	38,016,000		68.3%

Total acquisition costs(8)	$39,716,654			$20,443,602			$55,638,000

Percent leveraged	64.6%			62.3%			68.3%

Date offering began	07/10/03			03/01/04			05/12/04

Length of offering (in months)	2			2			2

Months to invest 90% of amount available for investment (measured from date of offering)	2			2			2

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS (contd.)

	Behringer Harvard St. Louis Place S, LLC			Behringer Harvard Colorado Building S, LLC			Behringer Harvard Travis Tower S LP

Dollar amount offered	$16,500,000			$24,800,000			$26,250,000
Dollar amount raised	10,607,974		64.3%	5,090,159		20.5%	10,387,065		39.6%

Less offering expenses:
Selling commissions and discounts	1,007,758		9.5%	483,565		9.5%	953,876		9.2%
Organizational and offering expenses	—		0.0%	—		0.0%	—		0.0%
Marketing expenses	—		0.0%	—		0.0%	—		0.0%
Reserve for operations	1,556,479	(3)	14.7%	726,579	(3)	14.3%	1,919,134	(3)	18.5%
Other	—		0.0%	—		0.0%	—		0.0%

Amount available for investment	$8,043,737		75.8%	$3,880,015		76.2%	$7,514,055		72.3%

Acquisition costs:
Cash invested	$9,352,834		39.9%	$4,952,622		45.7%	$8,684,061		34.3%
Acquisition fees(4)	1,255,140		5.3%	137,537		1.3%	1,703,004		6.7%
Loan costs	—		0.0%	—		0.0%	—		0.0%
Proceeds from mortgage financing	12,858,151		54.8%	5,746,953		53.0%	14,937,590		59.0%

Total acquisition costs(8)	$23,466,125			$10,837,112			$25,324,655

Percent leveraged	54.8%			53.0%			59.0%

Date offering began	06/01/04			07/08/04			09/17/04

Length of offering (in months)	2			2			2

Months to invest 90% of amount available for investment (measured from date of offering)	2			2			2

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS (contd.)

	Behringer Harvard Pratt S, LLC			Behringer Harvard Alamo Plaza S, LLC			Behringer Harvard Firestone S LP

Dollar amount offered	$28,000,000			$19,150,000			$13,000,000
Dollar amount raised	13,763,551		49.2%	13,263,342		69.3%	7,309,206		56.2%

Less offering expenses:
Selling commissions and discounts	1,262,650		9.2%	1,223,467		9.2%	320,000		4.4%
Organizational and offering expenses	—		0.0%	—		0.0%	—		0.0%
Marketing expenses	—		0.0%	—		0.0%	—		0.0%
Reserve for operations	2,654,399	(3)	19.3%	3,047,452	(3)	23.0%	212,248	(3)	2.9%
Other	—		0.0%	—		0.0%	—		0.0%

Amount available for investment	$9,846,502		71.5%	$8,992,423		67.8%	$6,776,958		92.7%

Acquisition costs:
Cash invested	$12,514,972		39.1%	$11,652,246		33.2%	$7,309,206		32.4%
Acquisition fees(4)	1,248,579		3.9%	1,611,096		4.6%	—		0.0%
Loan costs	—		0.0%	—		0.0%	—		0.0%
Proceeds from mortgage financing	18,248,421		57.0%	21,866,157		62.2%	15,240,236		67.6%

Total acquisition costs(8)	$32,011,972			$35,129,499			$22,549,442

Percent leveraged	57.0%			62.2%			67.6%

Date offering began	11/11/04			01/26/05			09/23/05

Length of offering (in months)	2			1			3

Months to invest 90% of amount available for investment (measured from date of offering)	2			1			3

(1)

The information provided for Behringer Harvard REIT I, Inc. – Initial Public Offering references only that company’s initial public offering. Behringer Harvard REIT I, Inc. is currently offering $2.475 billion of its common stock pursuant to its second follow-on offering.

(2)

The information provided for Behringer Harvard REIT I, Inc. – First Follow-on Offering references only that company’s first follow-on public offering. Behringer Harvard REIT I, Inc. is currently offering $2.475 billion of its common stock pursuant to its second follow-on offering.

(3)

“Reserve for operations” includes all reserves related to the referenced tenant-in-common program, including, without limitation, reserves for capital expenditures, tenant improvements, working capital and those required by lenders.

(4)	Acquisition fees include finders fees and due diligence reimbursements paid to affiliates of the advisors or general partners.
(5)	Does not include minority interest portion of “Loan costs” of $649,944.
(6)	Does not include minority interest portion of “Proceeds from mortgage financing” of $28,144,152.
(7)	Includes amounts from refinancings as follows:

Proceeds from mortgage financing as reported	$147,642,301
Plus:
Mortgage proceeds from joint ventures
Plaza Skillman	10,138,846
4245 Central	5,667,020
163,448,167
Less: Portion of all borrowings	(135,304,015)
Additional minority interest proceeds from mortgage financing	$28,144,152

(8)          Total acquisition costs include cash invested, acquisition fees and loan costs as well as the proceeds from mortgage financing.

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR

This Table sets forth the compensation received by affiliates of Behringer Harvard Opportunity Advisors II LP, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations, for Prior Real Estate Programs that have closed offerings since January 1, 2004 and that have similar or identical investment objectives to Behringer Harvard Opportunity REIT II.  All figures are as of December 31, 2006.

	Behringer Harvard REIT I, Inc. – Initial Public Offering		Behringer Harvard REIT I, Inc. – First Follow-on Offering		Behringer Harvard Mid-Term Value Enhancement Fund I LP	Behringer Harvard Short-TermOpportunity Fund I LP	Behringer Harvard Strategic Opportunity Fund I LP
Date offering commenced	02/19/03		02/11/05		02/19/03	02/19/03	01/20/05

Dollar amount raised	$170,283,918		$825,855,046		$44,249,101	$109,244,460	$64,415,125

Amount paid to sponsor from proceeds of offering:
Underwriting fees(1)	2,781,890		7,062,503		754,086	1,865,873	947,956
Acquisition fees
- Real estate commissions	—		—		—	—	—
- Broker-dealer fees	—		—		—	—	—
- Other fees(2)	10,811,120		57,879,603		1,169,875	6,331,590	3,492,674
Total amount paid to sponsor	$13,593,010		$64,942,106		$1,923,961	$8,197,463	$4,440,630

Dollar amount of cash generated (used in) operations before deducting payments to sponsor	$70,971,715	(3)	$70,971,715	(3)	$5,815,686	$14,989,615	$1,482,351

Amount paid to sponsor from operations(4):
Property management fees	6,018,070	(3)	6,018,070	(3)	391,332	1,384,359	—
Partnership management fees	7,048,164	(3)	7,048,164	(3)	333,883	1,034,474	902,993
Reimbursements	—		—		—	—	—
Leasing commissions	—		—		—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	—		—		6,250,000	14,644,828	10,000,000
Other	—		—		—	—	—

Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—		—		—	—	—
Financing fees	—		—		—	—	—
Other	—		—		—	—	—

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR (contd.)

	Behringer Harvard Minnesota Center TIC I, LLC	Behringer Harvard Enclave S LP	Behringer Harvard Beau Terre S, LLC	Behringer Harvard St. Louis Place S, LLC	BehringerHarvard Colorado Building S, LLC
Date offering commenced	07/10/03	03/01/04	05/12/04	06/01/04	07/08/04

Dollar amount raised	$14,056,902	$7,706,156	$17,622,000	$10,607,974	$5,090,159

Amount paid to sponsor from proceeds of offering:
Underwriting fees(1)	326,261	161,740	350,920	213,199	86,352
Acquisition fees
- Real estate commissions	—	—	—	—	—
- Broker-dealer fees	—	—	—	—	—
- Other fees(2)	1,287,619	1,573,323	2,551,795	1,255,140	137,537
Total amount paid to sponsor	$1,613,880	$1,735,063	$2,902,715	$1,468,339	$223,889

Dollar amount of cash generated (used in) operations before deducting payments to sponsor	$7,190,415	$5,289,657	$4,118,930	$5,329,477	$2,118,125

Amount paid to sponsor from operations(4):
Property management fees	928,787	361,523	482,218	483,056	327,226
Partnership management fees	321,236	113,750	310,560	250,000	28,667
Reimbursements	—	—	—	—	—
Leasing commissions	—	—	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	—	—	—	—	—
Other	—	—	—	—	—

Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—	—	—	—	—
Financing fees	—	—	—	—	—

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR (contd.)

	Behringer Harvard Travis Tower S LP	Behringer Harvard Pratt S, LLC	Behringer Harvard Alamo Plaza S, LLC	Behringer Harvard Firestone S LP
Date offering commenced	09/17/04	11/11/04	01/26/2005	09/23/05

Dollar amount raised	$10,387,065	$13,763,551	$13,263,342	$7,309,206

Amount paid to sponsor from proceeds of offering:
Underwriting fees(1)	186,758	267,900	245,364	—
Acquisition fees
- Real estate commissions	—	—	—	—
- Broker-dealer fees	—	—	—	—
- Other fees(2)	1,703,004	1,248,579	1,611,096	—
Total amount paid to sponsor	$1,889,762	$1,516,479	$1,856,460	$—

Dollar amount of cash generated (used in) operations before deducting payments to sponsor	$8,263,817	$5,402,427	$1,374,441	$1,410,370

Amount paid to sponsor from operations(4):
Property management fees	804,798	493,017	218,968	—
Partnership management fees	585,009	367,500	221,786	—
Reimbursements	—	—	—	—
Leasing commissions	—	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	—	—	—	—
Other	—	—	—	—

Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—	—	—	—
Financing fees	—	—	—	—

(1)          “Underwriting fees” consist of dealer-manager fees received by an affiliate of the sponsor less any amounts reallowed to participating broker-dealers.

(2)          “Other fees” are acquisition fees, which include finders fees and due diligence reimbursements paid to affiliates of the advisors or general partners.

(3)          Includes all cash generated from operations and all amounts paid to sponsor from operations through December 31, 2006, most of which may be attributed to acquisitions made with proceeds of Behringer Harvard REIT I, Inc.’s first follow-on offering.

(4)          An affiliate of the sponsor provides management services for certain properties acquired in the respective programs.  Management fees have not exceeded 4.5% of the gross receipts from the properties managed.

TABLE V

(UNAUDITED)

RESULTS OF SALES OR DISPOSALS OF PROPERTY

This Table sets forth summary information on the results of the sale or disposals of properties since January 1, 2004 by Prior Real Estate Programs that have similar or identical investment objectives to Behringer Harvard Opportunity REIT II.  All figures are through December 31, 2006.

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back By Program(1)	Adjustments Resulting From Application of GAAP(2)	Total(3)	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs(4)	Total	Excess (Deficiency of Property Operating Cash Receipts Over Cash Expenditures)

Behringer Harvard Short-Term Opportunity Fund I LP
Woodall Rodgers – Land	02/11/04	04/06/05	$1,788,997	$2,000,000	—	—	$3,788,997	$2,000,000	$913,451	$2,913,451	—
Woodall Rodgers – Building	02/11/04	07/24/06	$5,750,525	$4,527,525	—	—	$10,278,050	$1,600,000	$7,128,828	$8,728,828	$1,736,406
Behringer Harvard Mid-Term Value Enhancement Fund I LP
Northpoint	06/28/04	12/28/06	$5,895,192	—	—	—	$5,895,192	—	$6,331,136	$6,331,136	$1,075,492
Behringer Harvard Strategic Opportunity Fund I LP
Lakeway – Land	03/31/05	08/25/06	$9,791,591	—	—	—	$9,791,591	—	$2,842,299	$2,842,299	—
BRP (Renner Plaza), L.P.	02/04/00	05/31/06	—	$3,119,468	—	—	$3,119,468	$3,250,000	$1,096,360	$4,346,360	$1,618,964
BRP (SV), L.P.	12/19/00	04/07/05	$4,077,546	$7,334,843	—	—	$11,412,389	$5,800,000	$6,632,841	$12,432,841	$769,269

(1)          No purchase money mortgages were taken back by any individual program.

(2)          Financial statements for programs are prepared in accordance with GAAP.

(3)          None of these sales are being reported on the installment basis.

(4)          The amounts shown do not include a pro rata share of the original offering costs.  There were no carried interests received in lieu of commissions in connection with the acquisition of the property.

Subscription Agreement

The Form of Subscription Agreement included in Exhibit B of the prospectus is superseded in its entirety as follows:

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

FORM OF SUBSCRIPTION AGREEMENT

$

Total $ Invested

Minimum $2,000* initial investment, except in New York where the minimum investment is $2,500.*
See the current Prospectus, as amended and supplemented to date (the “Prospectus”), for more information.

State in which sale was made:

☐

Please check the box if this investment is made pursuant to a wrap fee arrangement or by a registered representative purchasing on his own behalf and as a result no commission shall be paid to the participating broker.

*Participants in other Behringer Harvard public real estate programs who have satisfied the minimum initial investment in those programs may be eligible to invest in smaller amounts.

THIS SUBSCRIPTION AGREEMENT is made and entered into between Behringer Harvard Opportunity REIT II, Inc., a Maryland corporation (the “Fund”), and the investor(s) whose signature appears below (collectively or individually, the “Investor”). Until such time as the Fund has raised the minimum offering amount, the Investor should make his or her check payable to “Citibank, N.A., escrow agent for Behringer Harvard Opportunity REIT II, Inc.” Once the Fund has raised $2,000,000, the Investor should make his or her check payable to “Behringer Harvard Opportunity REIT II, Inc.” except that any Pennsylvania or New York Investor should continue to make his or her check payable to the escrow agent until the respective minimum offering amount has been raised and accepted for that state. See “Plan of Distribution – Minimum Offering” in the Prospectus.

1. INVESTMENT INSTRUCTIONS Please check the method of investment being made and follow the applicable instructions.

☐	By Mail – Forward a check made payable as set forth above and this Subscription Agreement to the address listed below.

☐	By Wire – UMB Bank, N.A., ABA routing # 101000695, Behringer Harvard Opportunity REIT II, Inc., Acct # 9871691551. Forward this Subscription Agreement to the address listed below.

☐	By Non-Qualified Asset Transfer – Include the Behringer Harvard Non-Qualified Asset Transfer Form with this Subscription Agreement.

☐	Custodial Accounts – Forward this Subscription Agreement directly to the custodian.

Mailing Instructions:

BEHRINGER HARVARD INVESTMENT SERVICES
866.655.3600

Regular Mail:	Express/Overnight Delivery:
P.O. Box 219768	430 W 7th Street
Kansas City, MO 64121-9768	Kansas City, MO 64105-1407

You will not be admitted as a stockholder until (1) this Subscription Agreement has been accepted and countersigned by the Fund or (2) your admission as a stockholder, which will be evidenced by the Fund sending a confirmation of its acceptance. The Fund may reject any subscription, in whole or in part, in its sole discretion. The maximum number of Shares will be purchased based on the amount set forth under “Total $ Invested” above and may vary if this is a non-commission sale or if volume discounts apply.

Effective Date 02/08	205017

2. TYPE OF REGISTRATION Please complete either column A or B below, but not both.

A. Non-Custodial Registration		B. Custodial Registration*

☐	Individual One signature required.	☐	Traditional IRA Owner and custodian signature required.

☐	Joint Tenants with Right of Survivorship All parties must sign.	☐	Roth IRA Owner and custodian signature required.
☐	Community Property All parties must sign.	☐	KEOGH Plan Owner and custodian signature required.

☐	Tenants in Common All parties must sign.	☐	Simplified Employee Pension/Trust (SEP) Owner and custodian signature required.

☐	Corporate Registration Authorized signature required. Include the Behringer Harvard Corporate Resolution Form.	☐	Pension or Profit Sharing Plan Owner and custodian signature required.
☐	Partnership Registration Authorized signature required. Include the Behringer Harvard Entity Certification of Investment Powers Form.	☐	Other (Specify):

☐	Uniform Gift to Minors Act State of Custodian signature required.

☐	Uniform Transfer to Minors Act State of Custodian signature required.	Custodian Information – To be completed by custodian.
☐	Estate Personal Representative signature required.	Name of Custodian:

Name of Executor:
	Include a copy of the court appointment.	Street/P.O. Box:

☐	Qualified Pension Plan (Non-custodian)*	City, State, ZIP:
	Include the Behringer Harvard Trustee Certification of Investment Powers for Pension and Other Employee Benefit Plans Form.	Custodian Tax ID #:

☐	Trust	Custodian Account #:
Include the Behringer Harvard Trustee Certification of Investment Powers Form.

☐	Other (Specify):	Custodian Telephone #:

*See “Investment by Tax-Exempt Entities and ERISA Considerations” in the Fund’s Prospectus, as supplemented to date (the “Prospectus”), for a discussion of risks related to an investment in Shares by certain tax-exempt or tax-deferred plans.

3. INVESTOR NAME AND ADDRESS

Please note: Investor information is required for all registration types. If this is a custodial investment through an IRA or otherwise, the custodian must provide the information in the above Custodian Information Section.

Name of Owner:	Tax ID/SS #:	Date of Birth:

Name of Joint Owner (if applicable):	Tax ID/SS #:	Date of Birth:

Street/P.O. Box:

City:	State:	ZIP Code:

Home Phone:	Business Phone:

E-mail Address:	Country of Citizenship:

4.   DISTRIBUTIONS Note: Complete either column A or B depending on registration type.

A. Non-Custodial Registration		B. Custodial Registration

	If you fail to select an option or fail to complete the required information below, all non-custodial registration distributions will be sent to the address set forth in Section 3.		If you fail to select an option below, all custodial registration distributions will be sent to the custodian for the benefit of the Investor.

☐	I elect to participate in the distribution reinvestment plan of the Fund.*	☐	I elect to participate in the distribution reinvestment plan of the Fund.*

☐	I prefer distributions be paid to me at my address listed in Section 3.	☐	I prefer for distributions be sent to the custodian for the benefit of the Investor.

☐	I prefer distributions to be deposited directly into my checking account (please see instructions below and include a voided check).

☐	I prefer to direct distributions to a party other than the registered owner per my instructions below (please complete all information).

*Each Investor who elects to have distributions reinvested agrees to notify the Fund and the broker-dealer named in this Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or is unable to make any other representations and warranties set forth in the Prospectus, as supplemented, and this Subscription Agreement.

To direct distributions to a checking account please enclose a voided check. By enclosing a voided check, you authorize the Fund to begin making electronic deposits to the designated checking account. An automated deposit entry shall constitute the receipt for each transaction. This authority is to remain in force until the Fund has received written notification of its termination at such time and in such manner as to give the Fund reasonable time to act. In the event that the Fund deposits funds erroneously into the account, it is authorized to debit the account for the amount of the erroneous deposit.

To direct distributions (for non-custodial accounts only) to a party other than the registered owner, please provide the following information, as applicable:

Name of Institution/Payee:		Account #:

Name on Account:

Street/P.O. Box:

City:	State:	ZIP Code:

5.   AUTOMATIC PURCHASES Complete the following information if you wish to authorize additional investments in the Fund via automatic debits from your bank account. Participants in other Behringer Harvard public real estate programs may make automatic purchases in the Fund after satisfying the minimum purchase requirements of those programs. Each Investor who elects to participate in the automatic purchase plan agrees that the agreements, representations and warranties made by the Investor in this Subscription Agreement apply to all additional purchases made under the plan including that the Investor meets the suitability standards set forth in the current Prospectus, as supplemented, and this Subscription Agreement. The Investor also acknowledges and understands that the notices set forth in this Subscription Agreement also apply to additional purchases made under the automatic purchase plan.

I wish to make an Automatic Purchase ($200 minimum) in the amount of $                      (on the last business day of each month).

☐	I authorize payment for automatic purchase through direct debits from my checking account. Not available on IRA custodial accounts or other retirement accounts.

Please enclose a voided check for the appropriate account to participate in the automatic purchase plan. By enclosing a voided check you authorize the Fund to begin making electronic debits from the checking account designated by the enclosed voided check on the last business day of each month. Such deductions and investments will continue until you notify the Fund in writing to change or discontinue them. Should your checking account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, your bank may charge you a fee for insufficient funds.

If the Fund does not receive any payment from you for three consecutive months, the Fund may notify you in writing of your termination from the automatic purchase plan.

6.   SUBSCRIBER SIGNATURES Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

	In order to induce the Fund to accept this subscription, I hereby represent and warrant as follows:	Owner	Joint Owner

(a)	I have received the Prospectus for the Fund, and I accept and agree to be bound by the terms and conditions of the organizational documents of the Fund.
		Initials	Initials
(b)

I have (1) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (2) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $70,000 annual gross income, and, if applicable, that I meet the higher net worth and/or net income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional Shares unless I meet the net worth and gross income requirements at the time of purchase.

		Initials	Initials
(c)	I am purchasing Shares for my own account, and I acknowledge that there is no public market for this investment.
		Initials	Initials
(d)	I am not an Unacceptable Investor, as such term is defined in the Prospectus on page 2 under “Suitability Standards – Restrictions Imposed by the Patriot Act and Related Acts.”
		Initials	Initials
(e)	If I am an Alabama, Kentucky, Massachusetts, Michigan, Ohio, or Pennsylvania resident, this investment does not exceed 10% of my liquid net worth.
		Initials	Initials
(f)	If I am an Ohio resident, this investment, together with investments in any other Behringer Harvard-sponsored real estate program, does not exceed 10% of my liquid net worth.
		Initials	Initials
(g)

If I am a Kansas resident, I acknowledge that it is recommended that my aggregate investment in Shares and similar direct participation investments should not exceed 10% of my “liquid net worth,” which is that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

		Initials	Initials

NOTICE IS HEREBY GIVEN TO EACH INVESTOR THAT YOU DO NOT WAIVE ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER RECEIPT OF THE PROSPECTUS.

The undersigned warrants receipt of the Prospectus no later than five business days prior to the date signed. The Investor authorizes the Fund to discuss this investment with the Investor’s current financial advisor.

SUBSTITUTE FORM W-9

I declare that the information supplied above is true and correct and may be relied upon by the Fund in connection with my investment in the Fund. Under penalties of perjury, by signing this Subscription Agreement, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, (b) I am not subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding and (c) except as otherwise expressly indicated above, I am a U.S. person (including a U.S. resident alien). If the IRS has notified you that backup withholding applies, then you must strike out the language in clause (b) in the certificate above that relates to underreporting.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor or Authorized Person	Printed Name	Date

Signature of Joint Owner, Trustee, Custodian	Printed Name	Date
or Authorized Person, if applicable

7.   FINANCIAL ADVISOR Please read and complete the following.

The broker-dealer or authorized representative must sign below to complete the order. The undersigned broker-dealer or authorized representative warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer Shares in the state designated as the Investor’s address or the state in which the sale is to be made, if different. The broker-dealer or authorized representative warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the Investor as defined by Rule 2310 of the NASD Conduct Rules, (b) informed the Investor of all aspects of liquidity and marketability of this investment as required by Rule 2810 of the NASD Conduct Rules, (c) delivered the Prospectus to the Investor at least five business days prior to the date that the Investor delivered this Subscription Agreement, (d) verified the identity of the Investor through appropriate methods and will retain proof of such verification process (to be delivered upon request), as required by applicable law, and (e) verified that the Investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker-Dealer Name:	Phone #:

Broker-Dealer Street/P.O. Box:

City:	State:	ZIP Code:

Financial Advisor Name:	Phone #:

Financial Advisor #:	Branch #:

Financial Advisor Street/P.O. Box:

City:	State:	ZIP Code:

E-mail Address:

Behringer Harvard will use this address to provide an e-mail notification receipt of this subscription and provide additional information about Behringer Harvard programs.

Signature of Financial Advisor:	Date:

FOR FUND USE ONLY:

Received and Subscription Accepted:

Behringer Harvard Opportunity REIT II, Inc.

By:	Date:

Name:	Amount:

Title: